UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 11, 2014

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Wireless Telecom Group, Inc. (the “Company”) held on June 11, 2014, three proposals were submitted to the stockholders of the Company. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 2014, as amended by Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed with the Commission on May 16, 2014. The final results for the votes regarding each proposal are set forth below.

1.	Election of the four nominees listed below to serve on the Board of Directors of the Company for a term of one year or until their respective successors are elected and qualified:
Nominee	For	Withhold Authority	Broker Non-Votes
Henry L. Bachman	8,115,671	347,163	6,942,372
Alan L. Bazaar	8,121,355	341,479	6,942,372
Joseph Garrity	8,115,521	347,313	6,942,372
Paul Genova	7,925,521	537,313	6,942,372

2.	Ratification of the selection of PKF O’Connor Davies, A Division of O’Connor Davies, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014:
For	Against	Abstain	Broker Non-Votes
14,318,955	802,428	283,823	0

3.	Ratification and approval of an amendment and restatement to the Company’s 2012 Incentive Compensation Plan, providing for an additional 1,658,045 shares of common stock of the Company, $0.01 par value per share, to be available for future grants under the plan:
For	Against	Abstain	Broker Non-Votes
5,633,887	2,774,927	54,020	6,942,372

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 16, 2014	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer and Director